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                                                                   Exhibit 10.24

                                 PROMISSORY NOTE

$12,611,503.87                                            Minneapolis, Minnesota
                                                                   April 1, 2002

Maker: GreatBanc Trust Company, an Illinois corporation, not in its individual or corporate capacity, but solely as trustee of the Thompson Dental Company Employee Stock Ownership Plan and Trust

         FOR VALUE RECEIVED, the Maker promises to pay to the order of Thompson Dental Company, a South Carolina corporation (the "Company") at its offices located at 1106 Knox Abbott Drive, Cayce, South Carolina 29033 (P.O. Box 3486, Cayce, South Carolina, 29171), or at such other place as any present or future holder of this Note may designate from time to time, the principal amount of Twelve Million Six Hundred Eleven Thousand Five Hundred Three and 87/100 Dollars ($12,611,503.87), plus interest thereon from the date hereof until this Note is fully paid.

Interest: The initial interest rate under this Note is 1.79125% per annum, which is the LIBOR rate on January 14, 2002. On January 13 and July 13 of each year, the annual interest rate under this Note shall automatically change to a rate equal to the Index Rate on such date. "Index Rate" means the six month London Interbank Offered Rate on said January 13 or July 13 as quoted in the Wall Street Journal (or, if said January 13 or July 13 is not a business day, on the next succeeding business day). If the Index Rate is no longer available, the holder of this Note may select a comparable Index Rate for use under this Note.

Payments: The Maker shall make the following payments of principal and interest under this Note:

       Payments of accrued interest only on April 30, 2002, and each April 30 thereafter ending on April 30, 2011. Payments of Principal in the amount of $200,000 plus accrued interest on April 30, 2012 and each April 30 thereafter ending on April 30, 2020. One final payment of the remaining unpaid principal balance plus accrued interest shall be made on April 30, 2021.

Prepayments: All or any part of the unpaid balance of this Note may be prepaid at any time without penalty.

Other Provisions:

         Any payment under this Note may be applied first to the payment of interest accrued through the date of payment, and second to the payments of principal under this Note in inverse order of maturity. Also, at the option of the holder of this Note, if there is any overpayment of interest under this Note, the holder of this Note may hold the excess and apply it to future interest accruing under this Note.

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         The occurrence of any Event of Default under the ESOP Loan Agreement dated April 1, 2002 among the Maker and the Company, or any amendment or replacement thereof (collectively called the "ESOP Loan Agreement") shall constitute an Event of Default under this Note.

         Subject to the limitations imposed by Treas. Reg. Section 54.4975-7(b), upon the commencement of any proceeding under any insolvency law by or against the Maker, the unpaid principal balance of this Note plus accrued interest under this Note shall automatically become immediately due and payable in full, without any declaration, presentment, demand, protest, or other notice of any kind. Subject to the limitations imposed by Treas. Reg. Section 54.4975-7(b)(6) (relating to the transfer of plan assets upon a default in the event any holder of this Note is a disqualified person), upon the occurrence of any other Event of Default and at any time thereafter, the then holder of this Note may, at its option, declare this Note to be immediately due and payable in full and thereupon the unpaid principal balance of this Note plus accrued interest under this Note shall immediately become due and payable in full, without any presentment, demand, protest or other notice of any kind.

         The Maker: (i) waives demand, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note; and (ii) consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to this Note or any transaction or matter relating to this Note, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by the Maker against the Company or any other holder of this Note relating in any way to this Note or any transaction or matter relating to this Note, shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota. Interest on any amount under this Note shall continue to accrue, at the option of the holder of this Note, until such holder receives final payment of such amount in collected funds in form and substance acceptable to such holder.

         This Note is subject to Section 6.2 of the ESOP Loan Agreement. No waiver of any right or remedy under this Note shall be valid unless in writing executed by the holder of this Note, and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of the holder of this Note shall be cumulative and may be exercised singly, concurrently or successively. All references in this Note to the holder of this Note shall mean the Company and any and all other present and future holders of this Note. This Note shall bind the Maker and the successors and assigns of the Maker. This Note shall benefit the holder of this Note and his, her or its heirs, personal representatives, successors and assigns. This Note shall be governed by and construed in accordance with the internal laws of the State of Minnesota (excluding conflict of law rules).

                            [SIGNATURE PAGE FOLLOWS]

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         THE MAKER REPRESENTS AND WARRANTS TO THE COMPANY AND AGREES THAT THE
MAKER HAS READ ALL OF THIS NOTE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE.

                                                   MAKER:

                                                   GREATBANC TRUST COMPANY, an
                                                   Illinois corporation, not in
                                                   its individual or corporate
                                                   capacity, but solely as
                                                   trustee of the Thompson
                                                   Dental Company Employee Stock
                                                   Ownership Plan and Trust

                                                   By __________________________
                                                      Its_______________________

                       [SIGNATURE PAGE TO PROMISSORY NOTE]

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